EXHIBIT 10.01

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT (“Agreement”) is dated as of October 18, 2011, between (i) KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), whose address is 127 Public Square, Cleveland, Ohio 44114 Attn: Asset Based Lending, and (ii) each of GOODMAN MANUFACTURING COMPANY, L.P., a Texas limited partnership, GOODMAN COMPANY, L.P., a Delaware limited partnership, and GOODMAN SALES COMPANY, a Texas corporation (collectively “Goodman”), whose address is 5151 San Felipe, Suite 500, Houston, Texas 77056.  KeyBank and Goodman may sometimes be referred to collectively as the “Creditors”.

WITNESSETH

WHEREAS,  KeyBank is providing financial accommodations to Universal Supply Group, Inc., a New York corporation (“Universal”), Colonial Commercial Corp., a New York corporation, The RAL Supply Group, Inc., a New York corporation, and S&A Supply, Inc., a New York corporation (collectively, with Universal, the “Borrowers”) pursuant to that certain Credit and Security Agreement by and among Borrowers and KeyBank, dated as of October 18, 2011 (as the same may from time to time be amended, restated or otherwise modified or replaced, the “Credit Agreement”); and

WHEREAS, all indebtedness and other obligations of one or more Borrowers to KeyBank, or any of its affiliates, pursuant to the Credit Agreement (including, without limitation, all loans, letters of credit and other financial accommodations granted pursuant to the Credit Agreement), and every other liability now or hereafter owing by the Borrowers to KeyBank, or any of its affiliates (collectively, the “KeyBank Obligations”), are secured by a lien on all personal property of the Borrowers (“KeyBank Collateral”), as the same is described in more detail in the Credit Agreement (“KeyBank Lien”); the KeyBank Collateral does not include any of the “Consignment Inventory”, but it does include the “Goodman Collateral”, including without limitation any proceeds of “Consignment Inventory” (as those terms are defined below); and

WHEREAS, Goodman has entered into contractual arrangements with Universal pursuant to which Goodman has agreed, under certain conditions, to (a) deliver certain air conditioning and heating products and parts to Universal from time to time, on a consignment basis, for sale by Universal in the ordinary course of its business (all goods and parts delivered to Universal on a consignment basis, whether currently in consignment or consigned in the future, that have not been purchased by Universal from Goodman pursuant to and in accordance with the agreements between Universal and Goodman are herein referred to as the “Consignment Inventory”); and (b) sell certain other air conditioning and heating products and parts to Universal from time to time (all goods and parts purchased by Universal from Goodman, whether currently in Universal’s inventory or purchased in the future, and whether purchased directly without having ever been on consignment, or whether first delivered to Universal on a consignment basis and then purchased by Universal from Goodman pursuant to and in accordance with the agreements between Universal and Goodman, are collectively referred to herein as the “Purchased Inventory”).  In no event shall the term “Purchased Inventory” as used herein refer to any inventory of Universal that was not sold or consigned to Universal by Goodman, and in no event shall the term “Consignment Inventory” as used herein refer to any inventory of Universal that was not consigned to Universal by Goodman; and

Intercreditor and Lien Subordination Agreement

WHEREAS, Universal is indebted to Goodman pursuant to that certain Promissory Note dated March 24, 2010, in the original principal amount of Two Million Dollars ($2,000,000), with an outstanding principal balance on the date hereof of $1,320,074.14 (as amended and as the same may from time to time be further amended, the “Goodman Note”); and

WHEREAS, to secure performance and payment of all debts, obligations and liabilities of Universal to Goodman, including but not limited to the obligations to pay for Purchased Inventory and to make payments due under the Goodman Note, Goodman and Universal entered into a Consignment and Security Agreement dated as of May 13, 2005 (the “Goodman Security Agreement”), under which Universal granted to Goodman a security interest in all Purchased Inventory, in all proceeds of the Purchased Inventory and of the Consignment Inventory, and in the Program Payments (such security interest is referred to herein as the “Goodman Lien”; and the Purchased Inventory, all proceeds of the Purchased Inventory and of the Consignment Inventory, and the Program Payments are collectively referred to herein as the “Goodman Collateral”, it being understood that the Consignment Inventory is not part of the Goodman Collateral); and

WHEREAS, Goodman and Universal have entered into or may, from time to time, enter into agreements including without limitation markup rebate programs, price protection programs, and cooperative advertising agreements that may result in price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments, co-operative advertising credits and other similar amounts being due from Goodman to Universal (collectively, subject to the last sentence in Section 6 hereof, “Program Payments”); and

WHEREAS, the Creditors wish to specify their relative rights and priorities with respect to the KeyBank Collateral, the Consignment Inventory and the Goodman Collateral, and agree as to other matters as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, KeyBank and Goodman hereby agree as follows:

1.             Consignment Inventory. The Consignment Inventory, whether now in consignment or hereafter consigned, is and shall remain the property of Goodman until such time as such Consignment Inventory is purchased by Universal from Goodman pursuant to and in accordance with its agreements with Goodman as in effect from time to time, at which time title to the purchased items of Consignment Inventory shall be transferred to Universal.  KeyBank shall not have or assert any interest in any Consignment Inventory that has not been purchased by Universal from Goodman pursuant to and in accordance with the aforementioned agreements between Universal and Goodman, whether the Consignment Inventory is stored in bonded warehouses or not.  For purposes of clarity, any and all goods shipped by Goodman to Universal for which title has not passed to Universal pursuant to and in accordance with Universal’s agreements with Goodman shall be considered Consignment Inventory for purposes of this Agreement.  For the avoidance of doubt, once any item of Consignment Inventory is purchased by Universal from Goodman pursuant to and in accordance with its agreements with Goodman, all proceeds of such item of Consignment Inventory are subject to the KeyBank Lien and KeyBank shall have a first and prior security interest with respect to such proceeds.

Intercreditor and Lien Subordination Agreement

2.             Subordination.  Goodman hereby agrees (a) that (regardless of any priority otherwise available to Goodman by law or by agreement) the Goodman Lien and any other security interest which Goodman may now hold or may at any time hereafter acquire in any or all of the KeyBank Collateral (other than the Program Payments) is, shall be and shall remain fully subordinate to the KeyBank Lien and any other security interest that KeyBank (or any of its affiliates) may now or hereafter hold in the KeyBank Collateral (other than the Program Payments), and (b) that the KeyBank Lien and any advances made by KeyBank pursuant to the Credit Agreement or any related agreements, instruments or documents, and any renewals, amendments, restatements, modifications (including without limitation any increase in the principal amount or the interest rate or any other change, including without limitation material changes, in the terms of the Credit Agreement), replacements, or extensions thereof shall unconditionally be and remain at all times a lien or charge on, and security interest in, the KeyBank Collateral, prior and superior in all respects (other than with respect to the Program Payments) to the lien or charge of the Goodman Lien on, and the security interest of Goodman in, the KeyBank Collateral (other than the Program Payments).  Goodman understands that in reliance upon and in consideration of this subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this subordination.  Goodman acknowledges and affirms that any prior notices of purchase-money security interest sent to KeyBank (or any previous lender to Universal) by Goodman and any future notices of purchase-money security interest that may be sent to KeyBank by Goodman are subject to the terms of this Agreement and do not affect the subordinations set forth herein.

3.             Goodman Collateral.  KeyBank hereby agrees that (regardless of any priority otherwise available to KeyBank by law or by agreement) the KeyBank Lien and any other security interest which KeyBank may now hold or may at any time hereafter acquire in any or all of the Program Payments is, shall be and shall remain fully subordinate to the Goodman Lien and any other security interest that Goodman may now or hereafter hold in the Program Payments, whether now owned by Universal or hereafter acquired.  As set forth above, Goodman shall have a junior lien on and security interest in the Purchased Inventory, the proceeds of such Purchased Inventory, and the proceeds of the Consignment Inventory.  Goodman shall not take, and does not currently hold, any lien or security interest in or on any of the KeyBank Collateral other than the Goodman Collateral.  KeyBank understands that in reliance upon and in consideration of this subordination, Goodman may sell inventory to Universal and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this subordination.  KeyBank acknowledges and affirms that any prior notices of purchase-money security interest sent to Goodman by KeyBank, and any future notices of purchase-money security interest that may be sent to Goodman by KeyBank are subject to the terms of this Agreement and do not affect the subordinations set forth herein.

Intercreditor and Lien Subordination Agreement

4.             UCC Financing Statements.  Creditors agree that the priorities and subordinations set forth in this Agreement shall be applicable irrespective of the time or order of creation or attachment of the parties’ respective security interests, the time or order of filing any UCC Financing Statements, or the time or order of giving or failure to give notice of, the creation, attachment, or perfection of such security interests.  Goodman agrees with KeyBank that it will take no further action to perfect any security interest in the Goodman Collateral by “possession”, “control”, or filing with any federal agency.  Goodman agrees that it will file a UCC Financing Statement against Universal containing the following statement in the collateral description portion of the filing:  “This statement relates to Initial Financing Statement File Nos. 200506210718061 and 200506210718097 dated June 21, 2005 (the “Prior Filings”).  Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company (collectively, “Goodman”) hereby confirm that the Prior Filings are subject to an Intercreditor and Lien Subordination Agreement between Goodman and KeyBank National Association.”  Universal consents to said filing, and Goodman agrees to maintain this filing in effect for so long as this Agreement remains in effect.

5.             Acknowledgment of Goodman.  Goodman hereby acknowledges and agrees that KeyBank shall have the unfettered right to renew, amend, modify (including without limitation to increase the principal amount or the interest rate or to change, including materially, any other terms of the Credit Agreement), replace or extend the Credit Agreement, any KeyBank Obligations or any agreement, instrument or document related thereto without notice to or consent by Goodman, and that the KeyBank Lien, as renewed, amended, replaced or modified from time to time, shall remain superior in all respects to the Goodman Lien on the KeyBank Collateral (other than the Program Payments).  No such renewal, amendment, replacement, modification or extension shall affect any of the priorities, subordinations or agreements set forth in this Agreement.

6.             Program Payments.  Notwithstanding anything to the contrary herein, Goodman shall have a first and prior security interest in Universal’s rights to any Program Payments that are owed from time to time but have not been paid to Universal.  Goodman shall have the right to offset any Program Payments owed to Universal by Goodman from time to time against amounts owed by Universal to Goodman, including without limitation in the event of Universal’s bankruptcy.  For clarification, following receipt by Universal of Program Payments paid or delivered by Goodman, such amounts shall no longer constitute Program Payments and shall become funds in which KeyBank shall have the first and prior security interest.

7.             Exercise of Remedies.

a)          Goodman agrees not to enforce, ask for, demand, or sue for any right or remedy in respect of any indebtedness or other obligations owing to Goodman from one or more Borrowers (other than the Program Payments), whether pursuant to any enforcement, collection, execution, levy, or foreclosure proceeding or otherwise, in each case unless and until either (i) KeyBank has specifically consented to said action in advance in writing, or (ii) the KeyBank Obligations shall have been paid in full and the Credit Agreement has terminated.  The immediately preceding sentence does not affect any rights that Goodman has with respect to Consignment Inventory or Program Payments.  This paragraph does not affect Goodman’s right to ask for, accept and retain (I) payments for Purchased Inventory received from Universal in the ordinary course of business, and (II) subject to Section 9 hereof, regularly scheduled payments of principal and interest in respect of the Goodman Note.  Goodman agrees that the Goodman Note shall not be amended after the date hereof without the prior written consent of KeyBank, such consent not to be unreasonably withheld or delayed.  Goodman, KeyBank and Universal hereby acknowledge, confirm and agree that the October 14, 2011 amendment and restatement of Schedule 1 to the Goodman Note:  (A) inadvertently omitted a payment of principal and interest equal to $29,195.00 owed by Universal to Goodman and having a due date of October 24, 2011 (the “October Payment”), which October Payment is a regularly scheduled payment of principal and interest in respect of the Goodman Note for purposes of this Agreement; and (B) inaccurately indicated that the then-outstanding principal balance of the Goodman Note was $1,299,679.63, when in fact the outstanding principal balance of the Goodman Note on October 14, 2011, and on the date of this Agreement, was and is $1,320,074.14.

Intercreditor and Lien Subordination Agreement

b)          Goodman agrees, upon written request by KeyBank, to release its liens and security interests in any Goodman Collateral (other than the Program Payments), upon any sale, lease, transfer, or other disposition of such Goodman Collateral or any part thereof.

c)          Goodman agrees not to (i) contest, or to bring (or join in) any action or proceeding for the purpose of contesting, the validity, perfection, priority or enforceability of the KeyBank Obligations or the KeyBank Lien with respect to the KeyBank Collateral (so long as that priority is consistent with the terms of this Agreement), or (ii) bring (or join in) any action or proceeding seeking to avoid the KeyBank Obligations or the KeyBank Lien with respect to the KeyBank Collateral (unless KeyBank is otherwise required to release such lien pursuant to the provisions of this Agreement) or claiming any prejudice or damage to Goodman or its interest resulting from any renewals, amendments, modifications, replacements, or extensions of the Credit Agreement or the KeyBank Lien.

d)          KeyBank agrees not to enforce, ask for, demand, or sue for any right or remedy in respect of the Consignment Inventory or the Program Payments, whether pursuant to any enforcement, collection, execution, levy, or foreclosure proceeding or otherwise, unless and until Goodman has specifically consented to said action in advance in writing.  The immediately preceding sentence does not affect any rights that KeyBank has with respect to any KeyBank Collateral other than the Program Payments.

e)          KeyBank agrees, upon written request by Goodman, to release its liens and security interests in any specific Program Payments, upon any sale, transfer or other disposition of such Program Payments.

f)           KeyBank agrees not to (i) contest, or to bring (or join in) any action or proceeding for the purpose of contesting, the validity, perfection, priority or enforceability of the obligations owed by Universal to Goodman or the Goodman Lien with respect to any of the Goodman Collateral (so long as that priority is consistent with the terms of this Agreement), or (ii) bring (or join in) any action or proceeding seeking to avoid the obligations owed by Universal to Goodman or the Goodman Lien with respect to the Goodman Collateral (unless Goodman is otherwise required to release such lien pursuant to the provisions of this Agreement).  KeyBank agrees not to contest, or to bring (or join in) any action or proceeding for the purpose of contesting, the validity of Goodman’s interest in the Consignment Inventory.

Intercreditor and Lien Subordination Agreement

g)          Except as otherwise provided herein, no Creditor shall have any obligation to the other Creditor with respect to any KeyBank Collateral, Goodman Collateral, Consignment Inventory, or other indebtedness.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of KeyBank or Goodman to make any future loans or other extensions of credit or financial accommodations to Universal or any other Borrower.

8.            Amendment of Documents.  KeyBank hereby acknowledges and agrees that (i) Goodman may from time to time amend, restate or modify the Goodman Security Agreement (provided that the breadth of the collateral description with respect thereto is not expanded) and/or any of its other contractual agreements and arrangements with Universal, including agreements and arrangements related to Consignment Inventory but specifically excluding the Goodman Note, without notice to or consent of KeyBank, and (ii) the Goodman Lien, as amended, restated, or modified from time to time, shall remain superior in all respects to the KeyBank Lien on all Program Payments.  No such amendment, restatement or modification of any agreement or arrangement shall affect any of the priorities, subordinations or agreements set forth in this Agreement.

9.            Receipt of Payments.  If Goodman receives any payment on account of any indebtedness or other obligations owing to Goodman from one or more Borrowers (other than the Program Payments, or as payment for the Purchased Inventory received in the ordinary course of business, or regularly scheduled payments of principal and interest in respect of the Goodman Note), Goodman will hold the amount so received in trust for KeyBank and will forthwith turn over such payment to KeyBank in the form received (except for the endorsement of Goodman where necessary) for application to the KeyBank Obligations (whether or not due), in such order of application as KeyBank may deem appropriate.  Universal shall not be permitted to prepay the Goodman Note, in whole or in part, without the prior written consent of KeyBank, such consent not to be unreasonably withheld or delayed.  If, at any time, an event of default, or event which with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred and is continuing under the Credit Agreement, then KeyBank or Universal (as the case may be) may thereafter send written notice of such fact (a “Credit Agreement Default Notice”) to Goodman at its address set forth above.  Goodman may accept and retain all regularly scheduled payments of principal and interest in respect of the Goodman Note that are received by Goodman prior to its receipt of a Credit Agreement Default Notice from KeyBank or Universal.  If Goodman receives any payment in respect of the Goodman Note from Universal after Goodman’s receipt of a Credit Agreement Default Notice from KeyBank or Universal, Goodman will hold the amount so received in trust for KeyBank and will forthwith turn over such payment to KeyBank in the form received (except for the endorsement of Goodman where necessary) for application to the KeyBank Obligations (whether or not due), in such order of application as KeyBank may deem appropriate.

Intercreditor and Lien Subordination Agreement

10.           Further Assurances.  Each of the Creditors will, at the expense of Universal, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the other may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Creditors to exercise and enforce their respective rights and remedies hereunder.

11.           Representations and Warranties.  Each of the Creditors represents and warrants to the other as follows:

a)           It has full power and authority to enter into, and perform, its obligations under this Agreement; and

b)          This Agreement is binding upon it.

12.           Amendments, Etc.  No amendment, consent or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Creditors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.           Successors and Assigns.  This Agreement is made and entered into for the sole protection and benefit of Creditors, their respective successors and assigns, and no other person or persons shall have any right of action hereunder.  The terms hereof shall inure to the benefit of and be binding upon the successors and assigns of the Creditors.

14.           Entire Agreement.  This Agreement is the entire agreement between Creditors with respect to the relative priorities of the KeyBank Lien and the Goodman Lien and the other matters addressed herein, and supersedes any and all other prior agreements and understandings regarding said matters, whether written or oral, formal or informal.

15.           No Waiver; Remedies.  No failure on the part of either of the Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law, except to the extent such remedies provided by law are modified by the terms hereof.

16.           Governing Law.  This Agreement shall be governed by, and construed in accordance  with, the laws of the state of New York.

17.           Effect on Security Interests.  Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests or liens that each of the parties has in any assets of Borrowers or any of their affiliates, whether tangible or intangible, insofar as the rights of Borrowers or any of their affiliates or other third parties not parties hereto are involved.  The Creditors specifically reserve any and all of their respective rights, security interests and rights to assert security interests as against Borrowers or any of their affiliates, and any third parties.

18.           Termination.  The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until all of the KeyBank Obligations have been indefeasibly paid in full and all commitments to each Borrower from KeyBank have been terminated, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with any Borrower.

Intercreditor and Lien Subordination Agreement

19.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original as against any party whose signature appears on it and all of which together shall constitute a single instrument.  The Agreement shall become binding when one or more counterparts, individually or taken together, bear the signatures of all parties.  Delivery by fax or by encrypted e-mail or e-mail file attachment of any counterpart to this Agreement will be deemed the equivalent of the delivery of the original counterpart.

20.           Miscellaneous.  Unless the context clearly requires otherwise, the word “or” has the inclusive meaning represented by the phrase “and/or”.  The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning hereof.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms of this Agreement.  If the subordination provisions of any agreement, document or instrument by and between a Creditor and Universal or by Universal in favor of a Creditor conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Creditors.

21.           Notices.  All notices, requests, consents, approvals, waivers and other communications under this Agreement shall be in writing and be mailed or delivered to the addresses first above written, or to such other address for a party as shall be designated by such party in a written notice to the other parties.  All such notices, requests and communications shall, when transmitted by overnight delivery, be effective when delivered for overnight (next-day) delivery, or if mailed, upon the second business day after the date deposited into the U.S. mail, or if delivered, upon delivery.

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Intercreditor and Lien Subordination Agreement

22.           WAIVER OF JURY TRIAL.  EACH OF KEYBANK AND GOODMAN WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Creditors have each caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

GOODMAN:

GOODMAN MANUFACTURING COMPANY, L.P
By:	GOODMAN HOLDING COMPANY, its General Partner

By:	/s/ Mark M. Dolan
Name:	Mark M. Dolan
Title:	V.P., Corporate Controller & Treasurer

GOODMAN COMPANY, L.P.
By:	GOODMAN HOLDING COMPANY, its General Partner

By:	/s/ Mark M. Dolan
Name:	Mark M. Dolan
Title:	V.P., Corporate Controller & Treasurer

GOODMAN SALES COMPANY

By:	/s/ Mark M. Dolan
Name:	Mark M. Dolan
Title:	V.P., Corporate Controller & Treasurer

KEYBANK:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Title:	Vice President

Intercreditor and Lien Subordination Agreement

ACKNOWLEDGMENT AND CONSENT

Universal hereby acknowledges the provisions of the foregoing Agreement, grants the consent set forth in the last sentence of Section 4 of the Agreement, confirms its agreement with the last sentence of Section 7(a) of the Agreement, and agrees to pay any expenses referred to in the Agreement as payable by it and otherwise to abide by the terms of such Agreement.
UNIVERSAL:

Universal Supply Group, Inc., a New York corporation

By:
Name:
Title: